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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT


Subsidiaries                       Percentage  Owned (1)  State of Incorporation
------------                       ---------------------  ----------------------

The Peoples Bank and Trust Company           100%               Alabama

The Peoples Agency, Inc. (2)                 100%               Alabama

Loan Express, Inc. (2)                       100%               Alabama

___________________
(1)  At December 31, 1998.
(2)  Second-tier subsidiary, 100% owned by The Peoples Bank and Trust
     Company.